AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made and entered into as of October 10, 2006 (the “Effective Date”) by and between ECC Capital Corporation (the “Company”) and Shahid S. Asghar (“Executive”).

WHEREAS, Executive is currently employed by the Company pursuant to a written employment agreement dated as February 14, 2005 (the “Employment Agreement”);

WHEREAS, Executive and the Company wish to modify the terms of the Employment Agreement;

THEREFORE, the parties agree as follows:

1. Sections 3.1, 3.2 and 3.4 of the Employment Agreement shall be modified so that they read as follows from April 1, 2006 through March 31, 2007.

3.1. Base Compensation. Executive shall not receive a base salary through March 31, 2007.

3.2. Bonus Compensation. Executive shall not receive bonus compensation through March 31, 2007.

3.4. Automobile Allowance. Executive shall not receive an automobile allowance through March 31, 2007.

2. Section 4.4 of the Employment Agreement is hereby amended by inserting the following sentence as the last sentence thereto:

Executive’s vacation pay shall be calculated based upon an annual salary of $450,000, which was Executive’s Base Compensation for all purposes prior to this Amendment.

3. Section 5.7(a) of the Employment Agreement is hereby amended by inserting the following sentence as the lead-in sentence thereto:

“Solely for purposes of determining the Severance Amount under this Section 5.7(a), Base Compensation shall mean $450,000, which was Executive’s Base Compensation for all purposes prior to this Amendment.”

4. Executive agrees that this Amendment to Employment Agreement shall not: (a) be deemed a breach of the Employment Agreement, including Sections 3.1, 3.2 and 3.3 thereof; (b) constitute Good Reason within the meaning of Section 5.6 of the Employment Agreement for Executive to terminate his employment; and (c) entitle Executive to the Severance Payments, Vesting, and/or Severance Benefits under the Employment Agreement.

5. Any capitalized terms in this Amendment to Employment Agreement that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

6. Except as expressly set forth above, this Amendment to Employment Agreement shall not amend, supersede or otherwise modify any provision of the Employment Agreement.

ECC CAPITAL CORPORATION, a Maryland corporation

By:
Its:
Date:

EXECUTIVE

Shahid S. Asghar

Date: